UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007 (May 29, 2007)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On May 29, 2007, Toys “R” Us, Inc. (the “Company”) entered into an agreement (the “Agreement”) to hire Claire H. Babrowski as Chief Operating Officer of the Company, beginning June 1, 2007.

Ms. Babrowski, 48, served as Acting Chief Executive Officer, President and Chief Operating Officer of RadioShack Corporation from February 2006 to September 2006 and from 2005 to 2006, she served as RadioShack’s Executive Vice President and Chief Operating Officer. Prior to that, from 1974-2005, Ms. Babrowski served in various executive roles at McDonald’s Corporation, most recently as Senior Executive Vice President and Chief Restaurant Operations Officer (2003-2005) and as President, McDonald’s Asia/Pacific, Middle East and Africa (2001-2003).

Ms. Babrowski’s initial employment term with the Company under the Agreement ends on the fifth anniversary of the “Hire Date” of June 1, 2007 (the “Initial Term”). The Agreement provides for automatic one-year renewals following the Initial Term, unless either party provides the other party with written notice of non-renewal at least sixty days prior to the next renewal date.

The Agreement provides for a base salary of $700,000 per year (which may be increased at the Board’s discretion) plus participation in the Company’s welfare benefit plans and retirement plans on the same basis as those benefits are generally made available to other senior executives of the Company. Ms. Babrowski will also be reimbursed for her relocation expenses. Ms. Babrowski is also eligible to earn an annual bonus award of up to 110% of her base salary (which amount may be increased at the Board’s discretion in accordance with the Company’s incentive plan in the event the Company’s performance exceeds certain performance targets established by the Board), which bonus is payable upon achievement of certain performance targets established by the Board and pursuant to the terms of the Company’s incentive plan. The Agreement provides that Ms. Babrowski’s bonus for the 2007 fiscal year will not be subject to any pro rata reduction for the portion of the 2007 fiscal year occurring prior to the Hire Date.

Pursuant to the terms of the Agreement, Ms. Babrowski has agreed to purchase restricted stock in Toys “R” Us Holdings, Inc., the Company’s parent company (“Holdings”), in an aggregate amount of up to $400,000, and Holdings agreed to grant options to Ms. Babrowski to acquire, upon exercise, up to 102,687 shares of restricted stock pursuant to the Toys “R” Us Holdings, Inc. 2005 Management Equity Plan (the “Plan”). The price of all restricted stock purchased shall be equal to the greater of (i) the fair market value of the underlying stock on the date of the Agreement and (ii) the fair market value of the underlying stock on the date of purchase. The strike price of all stock options granted will be equal to the fair market value of the underlying stock on the date of grant. The restricted stock is subject to certain transfer restrictions, as well as a put right exercisable in certain circumstances by Ms. Babrowski and a call right exercisable by Holdings (and, if not exercised by Holdings, by Holdings’ equity sponsors—Bain Capital Partners LLC, Toybox Holdings, LLC and Vornado Truck, LLC) in the event Ms. Babrowski is no longer employed by Holdings or any of its subsidiaries. The shares underlying the options vest in three tranches and are either “time options” that vest and become exercisable over a five year period or “performance options” that vest and become exercisable based on the achievement of certain performance targets set forth in the Plan. However, all “time options” become fully vested on a “Change in Control” (as defined in the Plan) and the “performance options” become fully vested on the eighth anniversary of the date of grant even if the performance targets have not been achieved, provided Ms. Babrowski is still employed through such date.

The employment term under the Agreement may be terminated by either party at any time and for any reason provided that Ms. Babrowski will be required to give the Company at least 60 days advance written notice if she resigns from the Company without “Good Reason” (which includes the Company’s failure to pay an undisputed amount due under the Agreement or a substantial reduction in her targeted compensation level; all as further described in the Agreement).

Under the Agreement, if Ms. Babrowski’s employment is terminated for “Cause” (which includes a willful failure to perform a material portion of her duties, conviction of felony involving moral turpitude, violation

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of her fiduciary duties to the Company and such other actions as described in the Agreement) or by her without “Good Reason”, Ms. Babrowski would be entitled to receive: (i) a lump sum payment of her base salary that is earned but unpaid as of the termination date, (ii) a lump sum payment of her annual bonus for the immediately preceding fiscal year that was earned but unpaid as of the date of termination, (iii) reimbursement for unreimbursed business expenses and (iv) such employee benefits, if any, as to which she may be entitled under the employee benefit plans of the Company (the amounts described in (i)-(iv) above shall be collectively referred to as the “Accrued Rights”). If Ms. Babrowski’s employment is terminated by the Company without “Cause”, or if Ms. Babrowski terminates her employment for “Good Reason”, Ms. Babrowski would be entitled to receive: (i) the Accrued Rights (ii) in exchange for a release of claims against the Company and its affiliates, a pro-rated portion of her annual bonus through the date of termination that would have been payable absent such termination with respect to the fiscal year in which the date of termination occurs, and (iii) in exchange for a release of claims against the Company and its affiliates, payment of an aggregate amount equal to the sum of (x) the product of the “Severance Period,” as expressed in years, times the base salary as in effect immediately prior to the date Ms. Babrowski’s employment is terminated and (y) one times the amount of the annual bonus received by Ms. Babrowski in the fiscal year immediately preceding the date Ms. Babrowski’s employment is terminated. The “Severance Period” is initially a 12-month period commencing on the date of termination, which period is increased by three months on each anniversary of the “Hire Date” prior to the termination date, up to a maximum of 24 months. Further, the Company will be obligated to provide for the continuation of medical, dental and life insurance benefits to Ms. Babrowski under the Company’s benefit plans until the earlier of the end of the Severance Period or the date Ms. Babrowski is eligible to receive such benefits from a subsequent employer, to the extent permitted under the terms of such plans. Upon termination of her employment due to her “death” or “disability”, Ms. Babrowski would be entitled to receive: (i) the Accrued Rights and (ii) a pro-rated portion of her annual bonus through the date of termination that would have been payable absent such termination of employment with respect to the fiscal year in which the date of termination occurs.

The Agreement provides that Ms. Babrowski will be subject to a covenant not to compete and a covenant not to solicit employees, consultants, suppliers or service providers at all times while employed and for the Severance Period or a two-year period following termination of employment, as applicable, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

Item 8.01 Other Events.

On June 1, 2007, the Company issued a press release announcing the hiring of Ms. Babrowski as the Company’s Chief Operating Officer. The press release is attached hereto as Exhibit 99.1.

This press release, which has been furnished solely for this Item 8.01, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated June 1, 2007

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 1, 2007	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 1, 2007

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